                                                                    EXHIBIT 99.1

                               WORLD ACCESS, INC.



           PROXY FOR THE WORLD ACCESS SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON DECEMBER 14, 2000



           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                 OF WORLD ACCESS


         The board of directors of World Access recommends that you vote FOR the following proposal:

[X] Please mark votes as in this example.

1. Approval of the adoption of a Purchase and Transfer Agreement dated as of June 14, 2000, between World Access, TelDaFax Aktiengesellschaft, Dr. Henning F. Klose, Apax Germany II L.P., Apax Funds Nominees Ltd fur "B" Account, Apax Funds Nomninees Ltd. fur "D" Account, AP Vermogensverwaltung Gesellschaft burgerlichen Rechts and A+M GmbH & Co Vermogensverwaltung KG and the transactions contemplated thereby pursuant to which World Access will acquire shares of TelDaFax in five transactions.


           FOR  [ ]                 AGAINST  [ ]             ABSTAIN  [ ]


         The undersigned appoints Bryan D. Yokley and W. Tod Chmar, and each of them, with full power of substitution, the proxies and attorneys of the undersigned, to vote as specified hereon at the Special Meeting of Stockholders of World Access to be held on December 14, 2000 at 1:00 p.m. local time, and at any adjournments or postponements thereof, with all powers (other than the power to revoke the proxy or vote the proxy in a manner not authorized by the executed form of proxy) that the undersigned would have if personally present at the World Access Special Meeting, to act in their discretion upon any other matter or matters that may properly be brought before the World Access Special Meeting and to appear and vote all the shares of World Access stock that the undersigned may be entitled to vote. The undersigned hereby acknowledges receipt of the accompanying proxy statement/prospectus and hereby revokes any proxy or proxies heretofore given by the undersigned relating to this World Access Special Meeting.

         UNLESS OTHERWISE MARKED, THIS PROXY WILL BE VOTED AS IF MARKED "FOR" THE FOREGOING PROPOSALS.




                                   ---------------------------------------------
                                   Signature


                                   ---------------------------------------------
                                   Signature if jointly held


                                   Dated:
                                         ---------------------------------------

                                   PLEASE DATE AND SIGN AS NAME APPEARS HEREON.
                                   WHEN SIGNING AS EXECUTOR, ADMINISTRATOR,
                                   TRUSTEE, GUARDIAN OR ATTORNEY, PLEASE GIVE
                                   FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED CORPORATE OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON. JOINT OWNERS SHOULD EACH SIGN.